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                                                                   EXHIBIT 10.37

              FORM OF 2006 NON EMPLOYEE DIRECTOR OPTION AGREEMENT

                              ITT INDUSTRIES, INC.
                           2003 EQUITY INCENTIVE PLAN

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT, effective as of the _____ day of _______, by and between ITT Industries, Inc. (the "Company") and ________________ (the "Optionee"),
WITNESSETH:

WHEREAS, the Optionee is now a member of the Board of Directors (the "Board") of the Company and, in recognition of the Optionee's valued services, the Company desires to provide an opportunity for the Optionee to acquire or enlarge stock ownership in the Company pursuant to the provisions of the Company's 2003 Equity Incentive Plan (the "Plan");

NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and pursuant to the provisions of the Plan, a copy of which is attached hereto and incorporated herein as part of this Agreement, and any administrative rules and regulations related to the Plan as may be adopted by the Compensation and Personnel Committee of the Board (the "Committee"), the parties hereto hereby agree as follows:

1. GRANT OF OPTIONS. In accordance with, and subject to, the terms and conditions of the Plan and this Agreement, the Company hereby confirms the grant on __________ to the Optionee of the option to purchase from the Company all or any part of an aggregate of _____ shares of common stock of the Company (the "Option"), at the purchase price of $_____ per share (the "Exercise Price"). The Option shall be a Nonqualified Stock Option.

2. TERMS AND CONDITIONS. It is understood and agreed that the Option is subject to the following terms and conditions:

      (a) EXPIRATION DATE. The Option shall expire on ______, or, if the Optionee's service on the Board terminates before that date, on the date specified in subsection (e) below.

      (b) EXERCISE OF OPTION. The Option may not be exercised until it has become vested.

      (c) VESTING. Subject to subsections 2(a) and 2(e), the Option shall vest as follows:

            (i) 1/3 of the Option shall vest on _______, the first anniversary of the grant date

            (ii) 1/3 of the Option shall vest on _______, the second of the grant date anniversary ,and

            (iii) 1/3 of the Option shall vest on _________; the third anniversary of the grant date


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            Subject to subsections 2(a) and 2(e), to the extent not earlier vested pursuant to paragraphs (i), (ii), and (iii) of this subsection (c), the Option shall vest in full upon the first to occur of the following events:

            (A) termination of the Optionee's service on the Board due to Retirement (as defined below), Disability (as defined below) or death; or

            (B)   an Acceleration Event (as defined in the Plan).

      (d) PAYMENT OF EXERCISE PRICE. Permissible methods for payment of the Exercise Price shall be as described in Section 6.6 of the Plan, or, if the Plan is amended, successor provisions. In addition to the methods of exercise permitted by Section 6.6 of the Plan, the Optionee may exercise the Option by way of a broker-assisted cashless exercise in a manner consistent with the Federal Reserve Board's Regulation T, unless the Committee determines that such exercise method is prohibited by law.

      (e)   EFFECT OF TERMINATION OF BOARD SERVICE.

            If the Optionee's service on the Board terminates before (seven years from the grant date), the Option shall expire on the date set forth below, as applicable:

            (i) Retirement, Disability or Death. If the Optionee's service is terminated as a result of the Optionee's Retirement, Disability or death, except as otherwise determined by the Committee, the Option shall expire on the earlier of (seven years from the grant date) or the date three years after the termination of the Optionee's service.

            (ii) Cause. If the Optionee's service on the Board is terminated for cause (as determined by the Committee), the vested and unvested portions of the Option shall expire on the date of the termination of the Optionee's service.

            RETIREMENT. For purposes of this Agreement, the term "Retirement" shall mean the termination of the Optionee's service on the Board for any reason other than death, Disability or cause (as determined by the Committee).

            DISABILITY. For purposes of this Agreement, the term "Disability" shall mean the complete and permanent inability of the Optionee to perform all of his or her duties as a director, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

            ACCELERATION EVENT. Notwithstanding the foregoing, upon the occurrence of an Acceleration Event (as defined in the Plan), the Option shall be exercisable in full for a period of 60 calendar days beginning on the date that such Acceleration Event occurs and ending on the 60th calendar day following that date; provided, however, that in no event shall the Option be exercisable beyond (seven years)

      (f) COMPLIANCE WITH LAWS AND REGULATIONS. The Option shall not be exercised at any time when its exercise or the delivery of shares hereunder would be in

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            violation of any law, rule, or regulation that the Company may find to be valid and applicable.

      (g) OPTIONEE BOUND BY PLAN AND RULES. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof. Optionee agrees to be bound by any rules and regulations for administering the Plan as may be adopted by the Committee during the life of the Option. Terms used herein and not otherwise defined shall be as defined in the Plan.

This Agreement is issued, and the Option evidenced hereby is granted, in White Plains, New York, and shall be governed and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Chairman, President and Chief Executive Officer, or a Vice President, as of the ___ day of __________.

Agreed to:                                           ITT INDUSTRIES, INC.

                                                     /s/ Steven R. Loranger
                                                     -----------------------

_____________________________
Optionee

Dated: _________________                             Dated: ________________

Enclosures